UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	14-1916687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California		94501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Global Select Market
Warrants to purchase one share of common stock, each at an exercise price of $11.50	ASTRW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2021, Astra Space, Inc. (the “Company”) amended the employment agreements (the “Original Employment Agreements”) of Chris Kemp, its founder, chairman and chief executive officer, Adam London, its founder and chief technology officer, and Kelyn Brannon, its chief financial officer (collectively, the “Named Executive Officers”). A summary of the amendments follows:

•
The employment agreements of Messrs. Kemp and London were amended to allow the Company to offer and pay the Messrs. Kemp and London an annual bonus based on targets and performance metrics set by the Board. This provision was already in Ms. Brannon’s Original Employment Agreement.
•
The employment agreements of Mr. London and Ms. Brannon were amended to provide salary continuation and COBRA premium subsidy payments for a period of twelve (12) months in the case of a termination without “Cause” or resignation for “Good Reason” if the termination or resignation did not occur in connection with a “Change of Control.” Mr. London and Ms. Brannon’s Original Employment Agreements only provided for nine (9) months of salary continuation and COBRA premium subsidy payments. No change was required for Mr. Kemp’s Original Employment Agreement.
•
All of the Original Employment Agreements of the Named Executive Officers were amended to (i) revise the definitions of “Cause” and “Good Reason;” (ii) require a written resolution of the Board to terminate the employment of the Named Executive Officer; (iii) revise the definition of “Board” and certain related definitions to mean the board of directors of Astra Space, Inc. before a “Change of Control” and the board of directors or governing body of the “Ultimate Parent” after a “Change of Control;” (iv) modify the benefits received by the Named Executive Officer upon a termination without “Cause” or resignation for “Good Reason” to include, in addition to those benefits provided in the Original Employment Agreements, (X) the target amount of any annual bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the annual bonus) and (Y) accelerated vesting of all unvested equity awards; and (v) modify the benefits received by the Named Executive Officer upon a termination in connection with a “Change in Control” to include, in addition to those benefits provided in the Original Employment Agreements, the target amount of any annual bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the annual bonus).

The foregoing summary of the terms and conditions of the amendments to each Named Executive Officer’s Original Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such First Amendment to Employment Agreement for each Named Executive Officer, which are filed as Exhibits 10.1 (Chris Kemp), 10.2 (Adam London) and 10.3 (Kelyn Brannon) and incorporated in this current report on Form 8-k by reference. Terms that are defined in the Original Employment Agreements or the amendments to the Original Employment Agreements are indicated by quotation marks (for example, “Good Reason”) and have the meanings of those terms as set forth in the Original Employment Agreements or amendments to the Original Employment Agreements (as applicable).

Item 8.01 Other Events.

On September 1, 2021, the Company amended the employment agreement (the “Attiq Original Employment Agreement”) of Martin Attiq, its chief business officer, as follows: (a) to allow the Company to offer and pay Mr. Attiq an annual bonus based on targets and performance metrics set by the Board; (b) to set forth Mr. Attiq’s eligibility to participate in the Company’s long term incentive plan, subject to the approval of the Board; (c) to provide salary continuation and COBRA premium subsidy payments for a period of twelve (12) months in the case of a termination without “Cause” or for “Good Reason” as the Attiq Original Employment Agreement provided for nine (9) months; (d) to revise the definitions of “Cause” and “Good Reason;” (e) to require a written resolution of the Board to terminate the employment of Mr. Attiq; (f) to revise the definition of “Board” and certain related definitions to mean the board of directors of Astra Space, Inc. before a “Change of Control” and the board of directors or governing body of the “Ultimate Parent” after a “Change of Control;” (g) to modify the benefits received by Mr. Attiq upon a termination without “Cause” or resignation for “Good Reason” to include, in addition to those benefits provided in the Attiq Original Employment Agreement, (X) the target amount of any annual bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the annual bonus) and (Y) accelerated vesting of all unvested equity awards; and (h) modify the benefits received by Mr. Attiq upon a termination in connection with a “Change in Control” to include, in addition to those benefits provided in the Attiq Original Employment Agreement, the target amount of any annual bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the annual bonus).

The foregoing summary of the terms and conditions of the amendment to the Attiq Original Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such First Amendment to Employment Agreement of Martin Attiq, which is filed as Exhibit 10.4 and incorporated in this current report on Form 8-k by reference. Terms that are defined in the Attiq Original

Employment Agreement or the amendment to the Attiq Original Employment Agreement are indicated by quotation marks (for example, “Good Reason”) and have the meanings of those terms as set forth in the Attiq Original Employment Agreement or amendments to the Attiq Original Employment Agreement (as applicable).

Also, on September 1, 2021, the Company entered into an Employment Agreement (the “Lyon Employment Agreement”) with Benjamin Lyon to continue serving as the Company’s Chief Engineer and Executive Vice President of Engineering and Operations. Under the terms of the Lyon Employment Agreement, Mr. Lyon will continue to be paid an annual base salary of $500,000. The Lyon Employment Agreement further provides that Mr. Lyon’s base salary will not be lower than any other employee in the Company other than its chief executive officer, Chris Kemp, and that if the Company decides to employ a chief operating officer that Mr. Lyon will first be offered that position. In addition, the Lyon Employment Agreement provides that if Mr. Lyon’s employment is terminated by the Company without “Cause” or by Mr. Lyon for “Good Reason”, other than in connection with a Change of Control, Mr. Lyon will be entitled to severance consisting of (i) twelve months’ salary continuation; (ii) the target amount of any annual bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the annual bonus); (iii) COBRA premium subsidy payments, at the rate of the Company’s normal contribution for active employees at the executive’s coverage level, for up to twelve months following termination; and (iv) accelerated vesting of unvested equity awards. If the qualifying termination occurs within the three months prior to or twelve months following a “Change of Control,” the severance will instead consist of (i) twelve months’ salary continuation); (ii) the target amount of any annual bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the annual bonus; (iii) COBRA premium subsidy payments, at the rate of the Company’s normal contribution for active employees at the executive’s coverage level, for up to twelve months following termination; and (iv) accelerated vesting of unvested equity awards.

In either case, the Company’s obligation to make the severance payments, and Mr. Lyon’s right to retain the same, is wholly conditioned on Mr. Lyon providing a general release of claims in favor of the Company and continuing to comply with his obligations under the Lyon Employment Agreement, including the restrictive covenants. Specifically, the Lyon Employment Agreement contains (i) a perpetual confidentiality covenant; (ii) an assignment of intellectual property covenant; (iii) non-competition and non-solicitation of business partners covenants during the course of employment; (iv) a non-solicitation covenant with respect to employees and other service providers during the course of employment and for twelve months thereafter; and (v) a non-disparagement obligation.

The foregoing summary of the terms and conditions of the Lyon Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Lyon Employment Agreement, which is filed as Exhibit 10.5 and incorporated in this current report on Form 8-k by reference. Terms that are defined in the Lyon Employment Agreement are indicated by quotation marks (for example, “Good Reason”) and have the meanings of those terms as set forth in the Lyon Employment Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Employment Agreement of Chris Kemp dated September 1, 2021
10.2	First Amendment to Employment Agreement of Adam London dated September 1, 2021
10.3	First Amendment to Employment Agreement of Kelyn Brannon dated September 1, 2021
10.4	First Amendment to Employment Agreement of Martin Attiq dated September 1, 2021
10.5	Employment Agreement of Benjamin Lyon dated September 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 7, 2021	Astra Space, Inc.

	By:	/s/ Kelyn J. Brannon
	Name:	Kelyn J. Brannon
	Title:	Chief Financial Officer